Exhibit 21.1

SUBSIDIARIES OF TEMPUR SEALY INTERNATIONAL, INC.

Entity	State or Country of Organization
Tempur World, LLC	Delaware
Tempur-Pedic Management, LLC	Delaware
Tempur-Pedic Manufacturing, Inc.	Delaware
Tempur Production USA, LLC	Virginia
Cocoon International Sales, LLC (formerly Dawn Sleep Technologies, Inc.)	Delaware
Tempur-Pedic Sales, Inc.	Delaware
Tempur-Pedic North America, LLC	Delaware
Tempur-Pedic Technologies, Inc.	Delaware
Tempur Retail Stores, LLC (formerly Tempur-Pedic America, LLC)	Delaware
Tempur Sealy International Distribution, LLC	Delaware
Tempur Holdings B.V.	Netherlands
Dan-Foam ApS	Denmark
Tempur Danish Holdings ApS	Denmark
Tempur Danmark P/S	Denmark
Dan-Foam Acquisition ApS	Denmark
Tempur UK Limited	United Kingdom
Tempur-Pedic Canada Holding Company, ULC	British Columbia, Canada
1390658 Ontario Inc. (d/b/a/ /Tempur Canada)	Ontario, Canada
Tempur Sealy Brasil Comércio De Colchões LTDA	Brazil
Tempur Colombia S.A.S	Bogota, Columbia
Tempur Sealy Japan Yugen Kaisha	Japan
Tempur Sealy International Limited	United Kingdom
Tempur Sealy Danmark A/S	Denmark
Tempur Sealy Suomi OY	Finland
Tempur Sealy Norge AS	Norway
Tempur Sealy Sverige AB	Sweden
Tempur Sealy Italia S.R.L.	Italy
TEMPURPEDIC ECUADOR CIA. LTDA.	Ecuador
Tempur Sealy France SAS	France
Tempur Holding GmbH	Germany
Tempur Sleep Center GmbH	Germany
Tempur Sealy Deutschland GmbH	Germany
Tempur Sealy Schweiz AG	Switzerland
Tempur Sealy Polska spółka z ograniczoną odpowiedzialnością	Poland
Tempur Sealy Portugal, Unipessoal LDA	Portugal
TEMPUR Sealy España, S.A.	Spain
Tempur Sealy Rus LLC	Russia
Tempur Singapore PTE LTD	Singapore
Tempur Sealy Benelux B.V.	Netherlands
Tempur Benelux Retail B.V	Netherlands
Tempur Sealy Osterreich GmbH	Austria
Tempur Australia Pty. Ltd.	Australia
Tempur New Zealand Limited	New Zealand
Tempur China Holding Company Limited	Hong Kong
Tempur Shanghai Holding Limited	Hong Kong
Tempur-Pedic (Shanghai) Trading Co., Ltd	Shanghai
Tempur Korea Yuhan Hoesa	Republic of Korea
Sealy Corporation	Delaware
Sealy Mattress Corporation	Delaware
Sealy US Sales, LLC	Delaware

Entity	State or Country of Organization
Sealy Mattress Company	Ohio
Sealy Mattress Company of Puerto Rico	Ohio
Ohio-Sealy Mattress Manufacturing Co.	Georgia
Sealy Mattress Company of Kansas City, Inc.	Missouri
Sealy Mattress Company of Illinois	Illinois
A. Brandwein & Company	Illinois
Sealy Mattress Company of Albany, Inc.	New York
Sealy of Maryland and Virginia, Inc.	Maryland
Sealy of Minnesota, Inc.	Minnesota
Sealy, Inc.	Ohio
The Ohio Mattress Company Licensing and Components Group	Delaware
Sealy Mattress Manufacturing Company, Inc.	Delaware
Sealy Technology LLC	North Carolina
Sealy Texas Management, Inc.	Texas
Sealy Kurlon Limited	India
Sealy (Switzerland) GmbH	Switzerland
Mattress Holdings International B.V.	The Netherlands
Sealy Canada Ltd.	Alberta, Canada
Gestion Centurion Inc.	Quebec, Canada
Tempur Sealy Argentina S.R.L.	Argentina
Tempur Sealy Uruguay Srl	Uruguay
Mattress Components South America, S.R.L.	Argentina
Sealy Andina Limitada	Chile
SEALY DO BRASIL LTDA.	Sorocaba, Brasil
Tempur Sealy Mexico S. de R.L. de C.V	Mexico
Sealy Servicios de Mexico S.A. de C.V.	Mexico
Sealy Colchones de Mexico S.A. de C.V.	Mexico
Sealy China (Holdings) Ltd.	Hong Kong
Sealy New Zealand	New Zealand
Sealy Asia (Singapore) Pte. Ltd.	Singapore
Sealy Asia (Hong Kong) Limited	Hong Kong
Sealy Asia (Malaysia) Sdn Bhd	Malaysia